Exhibit 10.4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 15, 2021, is entered into between Vivacitas Oncology Inc., with a business address at 1990 N. California Boulevard 8th Floor Walnut Creek, CA 94596 (the “Seller”), and SeD BioMedical International, Inc., a wholly owned subsidiary of Impact BioMedical Inc. and an indirect wholly owned subsidiary of Document Security Systems, Inc., a business address at 200 Canal View Blvd, Suite 104 Rochester, NY14623 (the “Buyer”).

WHEREAS, Buyer wishes to purchase from Seller Five Hundred Thousand (500,000) shares of the common stock, $0.0001 par value (the “Shares”), of Vivacitas Oncology Inc., a Nevada corporation (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell to Buyer, and Buyer shall purchase from Seller the Shares. The aggregate purchase price for the Shares at the value of $1.00 per share shall be Five Hundred Thousand U.S. Dollars ($500,000) (the “Purchase Price”).

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at within Fourteen (14) Business Days of the execution of this Agreement by both Buyer and Seller (the “Closing Date”) at the offices of the Company, or at such other place or on such other date as Buyer and Seller may mutually agree upon in writing, and/or electronically. At the Closing, Seller shall deliver to Buyer or its nominee a stock certificate or certificates evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and Buyer shall deliver to Seller the Purchase Price no later than Fourteen (14) Business Days after the Closing Date (i) by check or (ii) by wire transfer of immediately available funds to the following account:

Company:	Vivacitas Oncology, Inc.

Bank:	Bank of America

Routing:	026009593

Account:	2910-1610-4408

Address:	1900 N. California Boulevard, 8th Floor
Walnut Creek, CA 94596

Telephone:	708-710-9200

Bank Address:	203 N LaSalle St. Lobby G1
Chicago, IL 60601

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3. Closing Conditions.

(a) The obligation of Seller to sell, transfer and assign the Shares to Buyer or its nominee hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Buyer in Section 5 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date; and

(ii) Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b) The obligation of Buyer to purchase the Shares from Seller is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Seller in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date; and

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(ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(iii) Seller shall deliver to Buyer Board Resolutions approving this Agreement, the appointment of Mark Suseck as CEO and the allocation of two (2) board seats prior to the Closing Date for Mark Suseck and Heng Fai Ambrose Chan. Board appointments are for three (3) year terms and limited to no more than two (2) consecutive terms.

(iv) Seller shall deliver to Buyer the Share Certificate prior to or on the Closing Date.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due execution and delivery by Buyer) constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(b) The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances.

(c) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(d) No governmental, administrative or other third party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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(f) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

(g) Seller covenants to appoint Mark Suseck as CEO.

(h) Buyer shall be allocated two (2) seats on the Board of Directors, which initially shall be Mark Suseck and Heng Fai Ambrose Chan.

(i) As of March 11th, 2021, the authorized capital stock of the Seller consisted of 40,000,000 shares of Common Stock, par value $0.0001 per share, and 0 shares of preferred stock, par value $0.0001 per share. As of March 11th, 2021, there were 18,930,164 shares of Common Stock and 0 shares of preferred stock, issued and outstanding. As of March 11th, 2021, there were 250,000 shares of Common Stock reserved for issuance pursuant to the Sellers’s outstanding options and warrants, 10,330,000 shares of Common Stock reserved pursuant to the Seller’s option plans, and 0 shares reserved for conversion of the Sellers’s outstanding convertible or exchangeable securities.

5. Representation and Warranties of Buyer.

(a) Buyer is a corporation in the United States.

(b) Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

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(d) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

6. Option for Additional Investment. The Seller hereby grants to the Buyer the option to purchase up to an additional One Million Five Hundred Thousand (1,500,000) shares of the Seller’s common stock at a price of $1.00 per share, in one or more transactions, at any time until the option terminates. The option will terminate upon one of the following events: (i) The Seller’s board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2021; or (iii) the date on which the Seller receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of at least $500,000.

7. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

8. Indemnification. Seller shall indemnify Buyer and hold Buyer harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Buyer resulting from any breach of any representation, warranty, covenant or agreement made by Seller herein.

9. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

10. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

11. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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12. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder, except to a subsidiary of Document Security Systems, Inc., without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof.

15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Vivacitas Oncology, Inc.

By:
Name:	Scott VanderMeer
Title:	Interim Chief Financial Officer
Date:	3/15/2021

SeD BioMedical International, Inc.

By:
Name:	Frank D. Hueszel
Title:	Chief Executive Officer
Date:	3/15/21

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EXHIBIT A

Vivacitas Oncology Inc.

Capitalization Table

Equity Holders	Common Stock	Vested Options	Non-Vested Options	Fully Diluted # of Shares outstanding	Fully Diluted Percentages
Infusion 51a LP	15,121,164				51.24%
Heng Fai Enterprise Pte LTD	2,480,000	250,000			9.25%
Liam McMorrow	450,000				1.52%
Rosa Grasso-Solomon	350,000				1.19%
Brian Harvey	200,000				0.68%
Priya Kumthekar	100,000				0.34%
John Brugmann	100,000				0.34%
Elise Brownell	80,000				0.27%
Peter Seperack	25,000				0.08%
Darien Group, LLC	15,000				0.05%
Stefan Proniuk	9,000				0.03%
Employee Stock Options			10,330,000		35.00%

Total Shares	18,930,164	250,000	10,330,000	29,510,164	100%

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